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Exhibit 3.1

                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             UNITED STATIONERS INC.

  - United Stationers Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

  - The Corporation's original certificate of incorporation was filed under the name United Stationers Inc. in the office of the Secretary of State of Delaware on August 18, 1981.

  - This Second Restated Certificate of Incorporation restates and integrates and does not further amend the Certificate of Incorporation of the Corporation as heretofore amended and supplemented, and there is no discrepancy between those provisions and the provisions of this Second Restated Certificate of Incorporation.

  - This Second Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

  -  The text of the Second Restated Certificate of Incorporation is as follows:

  -  The name of the corporation is:

                             UNITED STATIONERS INC.

     FIRST: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     SECOND: The nature of the business or purposes to be conducted or promoted by the Corporation are:

     1. To acquire by purchase, subscription or otherwise, and to own, hold, sell, negotiate, assign, hypothecate, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of, alone or in syndicate or otherwise in conjunction with others, any shares of the capital stock, scrip, rights, participating certificates, certificates of interest, or any voting trust certificates in respect of the shares of capital stock of, or any bonds, mortgages, securities, evidences of indebtedness, acceptances, commercial paper, choses in action, and obligations of every kind and description (all of the foregoing being hereinafter sometimes called "securities") issued or created by any public, quasi-public or private corporation, joint stock company, association, partnership, common law trust, firm or individual, or of any combinations, organizations or entities whatsoever, irrespective of their forms or the names by which they may be described, or of the Government of the United States of America, or any foreign government, or of any state, territory, municipality or other political subdivision, or of any government agency; and to

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issue in exchange therefor, in the manner permitted by law, shares of the capital stock, bonds or other obligations of the Corporation; and while the holder or owner of any such securities, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote thereon; and, to the extent now or hereafter permitted by law, to aid by loan, guarantee or otherwise those issuing, creating or responsible for any such securities; and to do any and all lawful things designed to protect, preserve, improve or enhance the value of any such securities.

     2. To carry on and conduct any and every kind of manufacturing, distribution and service business; to manufacture, process, fabricate, rebuild, service, purchase or otherwise acquire, to design, invent or develop, to import or export, and to distribute, lease, sell, assign or otherwise dispose of and generally deal in and with raw materials, products, goods, wares, merchandise and real and personal property of every kind and character; and to provide services of every kind and character.

     3. To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     4. In general, to possess and exercise all the powers and privileges granted by the Delaware General Corporation Law or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     THIRD: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 120,000,000 shares, consisting of
(a) 15,000,000 shares of a class designated as Preferred Stock, par value $0.01 per share (the "Preferred Stock"), (b) 100,000,000 shares of a class designated as Common Stock, par value $0.10 per share (the "Common Stock"), and (c) 5,000,000 shares of a class designated as Nonvoting Common Stock, par value $0.01 per share (the "Nonvoting Common Stock").

     The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, Common Stock and Nonvoting Common Stock are as follows:

     1.   PROVISIONS RELATING TO THE PREFERRED STOCK.

          (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

          (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from

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     time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

               (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

               (ii) the number of shares to constitute the class or series and the designations thereof;

               (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

               (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

               (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

               (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

               (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the

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          shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

               (ix) such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

          (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

          (d) The certificate of designations for the Series A Junior Preferred Stock of the Corporation is set forth on ANNEX A attached hereto.

     2. PROVISIONS RELATING TO THE COMMON STOCK AND NONVOTING COMMON STOCK.

          (a) IDENTICAL RIGHTS. Except as otherwise provided in this Article Fourth, all shares of Common Stock and Nonvoting Common Stock shall be identical and shall entitle the holder thereof to the same rights and privileges.

          (b) DIVIDENDS. From and after the date of issuance, the holders of outstanding shares of Common Stock and Nonvoting Common Stock shall be entitled to receive dividends on the shares of Common Stock and Nonvoting Common Stock when, as, and if declared by the board of directors, out of funds legally available for such purpose. All holders of shares of Common Stock and Nonvoting Common Stock shall share ratably, in accordance with the numbers of shares held by each such holder, in all dividends or distributions on shares of Common Stock payable in cash, in property or in securities of the Corporation (other than shares of Common Stock). All dividends or distributions declared on shares of Common Stock and Nonvoting Common Stock which are payable in shares of Common Stock or Nonvoting Common Stock shall be declared on both classes of shares at the same rate, provided that any such dividend or distribution shall be payable in shares of the class of Common Stock or Nonvoting Common Stock held by the stockholder to whom the dividend or distribution is payable.

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          (c)  STOCK SPLITS, ETC. The Corporation shall not in any manner subdivide (by stock split, stock dividend, or otherwise), or combine (by reverse stock split, or otherwise) the outstanding shares of Common Stock or Nonvoting Common Stock unless the outstanding shares of the other class shall be proportionately subdivided or combined. No reclassification or any other adjustment or modification of the rights or preferences shall be effected (including without limitation pursuant to a merger, consolidation or liquidation involving the Corporation) with respect to either the Common Stock or the Nonvoting Common Stock unless both the Common Stock and Nonvoting Common Stock are reclassified or the rights or preferences are adjusted or modified in exactly the same manner and at the same time. In this regard, and without limiting the generality of the foregoing, in the case of any consolidation or merger of the Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock), or in case of any sale or transfer of all or substantially all the assets of the Corporation, or the reclassification of the Common Stock into any other form of capital stock of the Corporation, whether in whole or in part, each share of Nonvoting Common Stock shall, after such consolidation, merger, sale, or transfer or reclassification, be converted into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale, or transfer or reclassification if such holder had held such Common Stock issuable upon the conversion of such share of Nonvoting Common Stock immediately prior to such consolidation, merger, sale, or transfer or reclassification; provided, however, that no such shares of stock or other securities into which shares of Nonvoting Common Stock are so converted shall have any voting rights whatsoever.

          (d) LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of shares of Common Stock and Nonvoting Common Stock shall be entitled to share ratably, in accordance with the number of shares held by each such holder, in all of the assets of the Corporation available for distribution to the holders of shares of Common Stock.

          (e) VOTING RIGHTS. Except as otherwise provided herein or by law, the entire voting power of the Corporation shall be vested in the holders of shares of Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder; PROVIDED that, without the consent of the holders of record of at least 5l% of Nonvoting Common Stock at the time outstanding
     (assuming, for the purposes of this provision, that the holders of rights to acquire shares of Nonvoting Common Stock shall be deemed to be the holders of the shares of Nonvoting Common Stock which are at the time issuable upon the full exercise thereof whether or not such holders are then entitled to exercise such rights pursuant to the terms thereof), given in writing or by the vote at any regular or special meeting of stockholders of the Corporation, the Corporation shall not:

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               (i)   amend, alter, modify, or repeal any provision of this
          Certificate of Incorporation or the By-Laws of the Corporation in any manner which adversely affects the relative rights, preferences, qualifications, powers, limitations or restrictions of the Nonvoting Common Stock, or amend, alter, modify, or repeal this Section 2(e);

               (ii) increase or decrease the authorized number of shares of any class of capital stock of the Corporation or authorize, issue, or otherwise create securities convertible into or exercisable for any shares of capital stock of the Corporation other than the shares of Common Stock and Nonvoting Common Stock authorized hereunder and the shares of Series A, Series B, and Series C Preferred Stock designated in that certain Certificate of the Powers, Designations, Preferences, and Rights of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock dated March 30, 1995;

               (iii) voluntarily effect an exchange or reclassification of shares of Nonvoting Common Stock into shares of another class of capital stock of the Corporation; or

               (iv) effect a merger or consolidation of the Corporation with another corporation, unless the certificate or articles of incorporation of the surviving corporation shall provide that the shares of the capital stock of such surviving corporation into which the shares of Nonvoting Common Stock hereunder shall be converted shall have the identical rights and privileges as the shares of capital stock of such surviving corporation into which the shares of Common Stock hereunder shall be converted, other than the voting rights in this Section 2(e) and the conversion and other rights in
          Section 3 below which shall not be adversely affected by such merger or consolidation.

     3. CONVERSION.

          (a) RIGHT TO CONVERSION. Subject to and upon compliance with the provisions of this Section 3, any holder of shares of Nonvoting Common Stock shall be entitled at any time and from time to time to convert each share of Nonvoting Common Stock held by such holder into a share of Common Stock at the conversion rate of one share of Common Stock for one share of Nonvoting Common Stock.

          (b) PROCEDURE. The conversion of any shares of Nonvoting Common Stock into shares of Common Stock shall be effected by the holder of the shares of Nonvoting Common Stock to be converted surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the shares of Common Stock or at such other place as the Corporation is willing to accept such surrender accompanied by written notice to the Corporation at such office or other place that it elects to so convert and stating the number of shares of

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     Nonvoting Common Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office or other place to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, registered in the name of such holder or a designee of such holder as specified in such notice. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the shares to be converted in accordance with the procedure set forth in the first sentence of this Section 3(b) and the Person entitled to receive the shares issuable upon such conversion shall be treated for all purposes as having become the record holder of such shares at such time. In the event of the conversion of less than all of the shares of Nonvoting Common Stock into shares of Common Stock evidenced by the certificate so surrendered, the Corporation shall execute and deliver to or upon the written order of such holder, without charge to such holder, a new certificate evidencing the shares of Nonvoting Common Stock not converted.

          (c) RESERVATION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or any shares of Common Stock held in its treasury, solely for the purpose of issue upon conversion of the shares of Nonvoting Common Stock as provided herein, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Nonvoting Common Stock. The shares of Common Stock so issuable shall when so issued be duly and validly issued, fully paid, and nonassessable.


          (d) CERTAIN LEGAL REQUIREMENTS. No person subject to the provisions of Regulation Y shall, and no such Person shall permit any of its Bank Holding Company Affiliates to, convert any shares of Nonvoting Common Stock held by it into shares of Common Stock, and the Corporation shall not be required to convert any such shares of Nonvoting Common Stock, if after giving effect to such conversion, (i) such Person and its Bank Holding Company Affiliates would own more than 5% of the total issued and outstanding shares of Common Stock or (ii) such Person would Control the Corporation (and, for purposes of this clause (ii), a reasoned opinion of counsel to such Person (which is based on facts and circumstances deemed appropriate by such counsel) to the effect that such Person does not control the Corporation shall be conclusive).

     4.   DEFINITIONS.

     As used in this Article Fourth, the terms indicated below shall have the following respective meanings:

          (a) "BANK HOLDING COMPANY AFFILIATE" shall mean, with respect to any person subject to the provisions of Regulation Y, (i) if such Person is a bank holding company, any company directly or indirectly controlled by such bank holding company, and (ii) otherwise, the bank holding company that controls such Person and any company (other than such Person) directly or indirectly controlled by such bank holding company.

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          (b)  "CONTROL" (including, with its correlative meanings, "CONTROLLED
     BY" and "UNDER COMMON CONTROL WITH") shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

          (c) "PERSON" means an individual, partnership, association, joint venture, corporation, business, trust, estate, unincorporated organization, or government or any department, agency or subdivision thereof.

          (d) "REGULATION Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R.section 225) or any successor regulation.

     FOURTH: In furtherance and not in limitation of the power conferred by statute, the board of directors is expressly authorized:

     1.   To make, alter or repeal the by-laws of the Corporation.

     2. To authorize and cause the mortgage or pledge of the property and assets of the Corporation.

     3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     FIFTH: All power of the Corporation shall be exercised by or under the direction of the board of directors except as otherwise provided herein or required by law. For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its stockholders, it is further provided as follows:

     1. ELECTION OF DIRECTORS. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     2. NUMBER, TENURE AND QUALIFICATIONS. The total number of directors which shall constitute the whole board shall be nine (9), but this number may be increased or decreased from time to time by amendment of the by-laws by the directors or the stockholders from time to time, provided that in no case shall the number of directors constituting the whole board be less than three (3). The directors shall be divided into three (3) classes with respect to their term of office, class I, class II, and class III, as nearly equal in number as possible, to be determined by the board of directors. The directors shall be elected at the annual meetings of the stockholders, except as provided in Section 4 of this Article Sixth. At the 1987 annual meeting of stockholders, the class I directors shall be elected to a term of office expiring at the 1988 annual meeting of stockholders, the class II directors shall be elected to a term of office expiring at the 1989 annual meeting of stockholders and the class III directors shall be elected to a term of office expiring at the 1990 annual meeting of stockholders; and, in each case, each

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director shall hold office until his respective successor shall have been elected and qualified. At each annual election of directors held after the 1987 annual meeting of stockholders, the directors elected to succeed those directors whose terms then expire shall be elected to a term of office expiring at the third succeeding annual meeting of stockholders and shall hold office until their respective successors are elected and qualified. In the event of any change in the number of directors, any resultant increase or decrease in the number of directorships shall be apportioned among the three classes of directors so as to maintain all classes as nearly equal in number of directors as possible, as shall be determined by the whole board of directors at the time of such increase or decrease. Directors need not be stockholders or residents of Delaware.

     3.   BUSINESS AT ANNUAL MEETINGS; NOMINATIONS TO BOARD OF DIRECTORS.

          (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be:
     (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (ii) otherwise properly brought before the meeting by or at the direction of the board of directors; or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the date on which notice of such annual meeting is first given to stockholders. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting; (B) the name and address (which shall be the same as they appear in the Corporation's records if the stockholder is a record holder) of the stockholder proposing such business;
     (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (D) any material interest of the stockholder in such business. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3(a), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          (b) NOMINATIONS. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the

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     secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and
     (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a record owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission; and (e) the consent of each such nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation or the right to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     5. REMOVAL OF DIRECTORS. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation or the right to elect directors under specified circumstances, any director may be removed by the holders of a majority of the voting power of the then outstanding shares of the "Voting Stock" (defined in Article Seventh), voting together as a single class, but only for cause. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if:

          (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or

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          (b)  the director whose removal is proposed has been adjudged by a court of competent jurisdiction to be liable for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders or
     (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     6. STOCKHOLDER ACTION. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation:

          (a) special meetings of stockholders of the Corporation may be called only by the chairman of the board, the president, the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or at the written request of the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock acting together as a single class. Such request shall state the purpose or purposes of the proposed meeting. The notice of any such special meeting shall be issued within sixty (60) days after the Corporation's receipt of such request. Written notice of a special meeting stating the time, place and object thereof shall be given to each stockholder entitled to vote thereat, at least fifty (50) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice; and

          (b) any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, only if a consent in writing setting forth the actions so taken shall be signed by the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock acting together as a single class. All such consents must be executed and delivered to the secretary of the corporation not less than thirty (30) days nor more than sixty (60) days prior to the action to be taken pursuant to such consent.


     7. BY-LAW AMENDMENTS. The board of directors shall have power to make, alter, amend and repeal the by-laws (except to the extent that any by-laws adopted by the stockholders may expressly prohibit amendment by the board of directors). Any by-laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Anything to the contrary herein contained notwithstanding, no by-law shall be adopted or amended by the board of directors or the stockholders which shall be inconsistent with any of the terms and provisions of this certificate of incorporation

     8. ADDITIONAL POWERS OF DIRECTORS. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate of incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

     SIXTH: VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

     1.   HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS.


          (a) In addition to any affirmative vote required by law or this certificate of incorporation, and except as otherwise expressly provided in
     Section 2 of this Article Seventh:

               (i) any merger or consolidation of the Corporation or any "Subsidiary" (as herein defined) with (a) any "Interested Stockholder" (as herein defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an "Affiliate" (as herein defined) of an Interested Stockholder; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of the assets of the Corporation or any Subsidiary having a Fair Market Value equal to ten percent (10%) or more of the total assets reflected on the Corporation's most recently published consolidated balance sheet; or

               (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for securities or other property (or a combination thereof), other than solely cash, having a Fair Market Value equal to ten percent (10%) or more of the total assets reflected on the corporation's most recently published consolidated balance sheet; or

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

     shall, in the case of each of clauses (i) through (v) above, require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of "Voting Stock" (as herein defined) of the Corporation voting together as a single class (it being understood that for purposes of this Article Seventh, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this certificate of incorporation).

          (b) OTHER VOTE REQUIREMENTS NOT CONTROLLING. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 1 of this Article Seventh shall not be applicable to any particular "Business Combination" (as herein defined), and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this certificate of incorporation, if all of the conditions specified in either of the following paragraphs (a) and (b) are met:

          (a) APPROVAL BY DISINTERESTED DIRECTORS. The Business Combination shall have been approved by a majority of the "Disinterested Directors" (as herein defined); or

          (b) PRICE AND PROCEDURAL REQUIREMENTS. All of the following conditions shall have been met:

               (i) The aggregate amount of the cash and the "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                    (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                    (B) the Fair Market Value per share of Common Stock on the
               Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date being referred to in this Article Seventh as the "Determination Date"), whichever is higher.

               (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock);

                    (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (B) (if applicable) the highest preferential amount per
               share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                    (C) the Fair Market Value per share of such class of Voting
               Stock on the Announcement Date or on the Determination Date, whichever is higher.

               (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs
          (b)(i) and (b)(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

               (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
          Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

               (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances guarantees pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     3.   CERTAIN DEFINITIONS. For the purposes of this Article Seventh:


          (a) The term "PERSON" means any individual, firm, corporation or other entity.

          (b) The term "INTERESTED STOCKHOLDER" means any person (other than the Corporation or any Subsidiary) who or which:

               (i) is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     Anything in this Section 3(b) to the contrary notwithstanding, the term "Interested Stockholder" shall not include (A) the Corporation, or (B) any person or entity which, at the date of adoption of this certificate of incorporation by the Board of Directors (the "Adoption Date") and at all times (except during one or more periods not exceeding seven (7) days in length) between the Adoption Date and the date of the proposed Business Combination, holds at least one of the capacities listed below:

               (1)   is a Subsidiary;

               (2) is an employee benefit plan of the Corporation or any Subsidiary;

               (3) is a member of the Executive Committee of the Board of Directors of the Corporation;

               (4) is a beneficial owner of fifteen percent (15%) or more of the outstanding common stock of the Corporation; or

               (5) is any entity in which one or more of the persons or entities referred to in clauses (B)(1), (B)(2), (B)(3) or (B)(4) of this Section 3(b) owns or holds more than fifty percent (50%) of the equity interest or voting power.

          (c) The term "BUSINESS COMBINATION" as used in this Article Seventh means any transaction which is referred to in any one or more of clauses
     (i) through (v) of paragraph (a) of Section 1 of this Article Seventh.

          (d)  A person shall be a "BENEFICIAL OWNER" of any Voting Stock:

               (i) which such person or any of its "Affiliates" or "Associates" (as herein defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

               (e) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph (d) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (f) The term "AFFILIATE" of, or a person "AFFILIATED" with, a specific person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

               (g) The term "ASSOCIATE" used to indicate a relationship with any person, means (1) any corporation or organization (other than this Corporation or a majority-owned subsidiary of this Corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, or (4) any investment company registered under the Investment Company Act of 1940 for which such person or any affiliate of such person serves as investment adviser.

               (h) The term "SUBSIDIARY" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definitions of Interested Stockholder set forth in paragraph (b) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               (i) The term "DISINTERESTED DIRECTOR" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

               (j) The term "FAIR MARKET VALUE" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is not listed, or, if such stock is not listed on any such exchange, the highest closing last sale price or closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

               (k) The term "VOTING STOCK" means all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

               (l) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (b)(i) and (b)(ii) of Section 2 of this Article Seventh shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

               (m) The term "ANNOUNCEMENT DATE" shall have the meaning specified in Section 2(b)(i)(A).

               (n) The term "DETERMINATION DATE" shall have the meaning specified in Section 2(b)(i)(B).

          4. POWERS OF THE BOARD OF DIRECTORS. A majority of the Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) the Fair Market Value of any assets which are the subject of any Business Combination. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article Seventh.

          5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS. Nothing contained in this Article Seventh shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          SEVENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eighth is in effect. Any repeal or amendment of this Article Eighth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eighth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Eighth shall extend to proceedings involving the negligence of such person.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the

Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Ninth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Ninth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

     NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. The foregoing and anything contained elsewhere in this certificate of incorporation to the contrary notwithstanding, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with Article Sixth, Section 2; Article Sixth, Section 3; Article Sixth, Section 4; Article Sixth, Section 6; and Article Seventh.

          IN WITNESS WHEREOF, the undersigned has duly executed this Second Restated Certificate of Incorporation on behalf of the Corporation as of the 19th day of March, 2002.

                                    UNITED STATIONERS INC.

                     By:
                        ------------------------------------------
                     Name:    Deidra D. Gold
                     Title: Senior Vice President, General Counsel and Secretary

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         SERIES A JUNIOR PREFERRED STOCK
                                       OF
                             UNITED STATIONERS INC.

                     Pursuant to Section 151 of the Delaware
                             General Corporation Law

         I, Susan Maloney Meyer, the Vice President, General Counsel and Secretary of United Stationers Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Company"), in accordance with the provisions of Section 151 of such law, DO HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors on July 27, 1999 adopted the following resolution which creates a series of shares of Preferred Stock designated as Series A Junior Preferred Stock, as follows:

         RESOLVED, that pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation of the Company, a series of Preferred Stock of the Company be, and hereby is, created, and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 68,000.

         Section 2. DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the provisions for adjustment hereinafter set forth, and subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.10 par value per share, of the Company (the "Common Stock") and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, in preference to the holders of Common Stock, on the first day of each fiscal quarter of the Company (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series A Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $0.001 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then, and in each such event, the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 1,000 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause
(i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 1,000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Company shall at any time after August 16, 1999 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Company shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

         (C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the Company shall at any time after August 16, 1999 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

         (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of Preferred Stock of the Company of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Certificate of Incorporation or the authorizing resolutions included in any Certificate of Designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

         (D) Except as otherwise required by the Certificate of Incorporation or by law or set forth herein, holders of Series A Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

         Section 4. CERTAIN RESTRICTIONS.

         (A) Whenever Preferential Dividends or Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

          (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this
Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

         (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of July 27, 1999 between the Company and BANKBOSTON, N.A. as Rights Agent, as it may be amended from time to time, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

         Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred

Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received for each share of Series A Preferred Stock, subject to adjustment as hereinafter provided, (A) $1,000 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause
(i)(A) of this sentence, an amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Company shall at any time after August 16, 1999 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CERTAIN RECLASSIFICATIONS AND OTHER EVENTS.

         (A) In the event that holders of shares of Common Stock of the Company receive after August 16, 1999 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

         (B) In the event that holders of shares of Common Stock of the Company receive after August 16, 1999 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

         (C) In the event that holders of shares of Common Stock of the Company receive after August 16, 1999 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

         (D) For purposes of this Certificate of Designations, the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market), or, if the shares are not listed or admitted to trading on the Nasdaq National Market, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange or

Nasdaq market on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange or Nasdaq market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange or Nasdaq market on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange or Nasdaq market, on which the Nasdaq National Market or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

         Section 8. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

         Section 9. EFFECTIVE TIME OF ADJUSTMENTS.

         (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

         (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

         Section 10. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Certificate of Incorporation of the Company.

         Section 11. RANKING. Unless otherwise provided in the Certificate of Incorporation of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

         Section 12. AMENDMENT. The provisions hereof and the Certificate of Incorporation of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.